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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2001

ELECTRO SCIENTIFIC INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

OREGON	0-12853	93-0370304
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
13900 NW Science Park Drive, Portland, Oregon		97229
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (503) 641-4141

No Change
(Former name or former address, if changed since last report)

Item 5. Other Events

    On December 17, 2001, Electro Scientific Industries, Inc. (the "Company") announced that it intends to sell $125 million of convertible subordinated notes due 2006, in a private offering to qualified institutional buyers. The Company's press release announcing the proposed offering is attached hereto as Exhibit 99.1.

Item 7. Financial Statements and Exhibits

  (c)
  Exhibits.

  99.1
  Press release dated December 17, 2001.

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SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

    Date: December 17, 2001

Electro Scientific Industries, Inc.
By	/s/ JOHN E. ISSELMANN, JR. John E. Isselmann, Jr. General Counsel and Assistant Corporate Secretary

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EXHIBIT INDEX

Exhibit	Description
99.1	Press release dated December 17, 2001.

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EXHIBIT INDEX